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                                                                     EXHIBIT 4.4

                                 FIRST AMENDMENT

                                       OF

                     REGISTRATION AND DISTRIBUTION AGREEMENT



       This Registration and Distribution Agreement (the "Agreement") entered into as of August 31, 1995, by and between Therapeutic Antibodies Inc, a Delaware corporation ("TAb") and F. H. Faulding & Co. Limited, a South Australian corporation ("FHF") is hereby amended in the following manner as of March 14, 1996:

       1. Schedule 1.1 shall be deleted in its entirety, and the attached
Schedule 1.1 shall be inserted in lieu thereof.

       2. TAb and FHF have agreed to delete the Brown Snake antivenin ("BSA") from the Products which FHF will seek registration and marketing approvals for and become exclusive dealer for in the Territory, according to the following terms:

            2.1 Invoice for Clinical Expenses. FHF agrees to prepare and submit to TAb a written accounting and final invoice (the "Invoice") for all documented, actual, and reasonable clinical expenses incurred by FHF to date solely with respect to the clinical study for the BSA.

            2.2 Transfer of Materials. All Materials (as defined below) shall be promptly provided to TAb by FHF. "Materials" means documents provided by TAb to FHF and other information pertaining to the clinical trial which is not proprietary to FHF, as agreed between the parties. FHF acknowledges that the Materials are the sole and exclusive property of TAb.

            2.3 Consulting Services. FHF agrees to cooperate with TAb by providing information on the preregistration work undertaken by FHF, and on the preparatory work undertaken by FHF in connection with the proposed clinical trial for BSA, so as to assist TAb to obtain distribution for the BSA in Australia and Papua New Guinea. At TAb's request, FHF agrees to give reasonable assistance to review, critique and monitor sales of the BSA.

            2.4 Payments. In consideration for the prompt performance of obligations hereunder, TAb shall pay FHF US$*******. Such payment, together with all undisputed charges listed in the Invoice shall be due and payable within 30 days following receipt of all Materials. TAb shall also pay FHF a quarterly deferred fee in the amount of *** percent of net revenue received by TAb from the sale of BSA in Australia for the first ****** years after its marketing approval.
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            2.5 Third Parties. Except as set forth on Exhibit A, FHF represents and warrants that no third parties have performed services or obtained BSA-related Confidential Information within the meaning of the Registration and Distribution Agreement.

            2.6 Survival. The rights and obligations set forth in Sections 12.7, 12.9, 12.10, 15, 17, 18, 19, and 23 of the Registration and Distribution Agreement shall not terminate as of the effective date of this Amendment and shall continue with respect to BSA. FHF shall have no right to use or register any trademarks related to BSA.

       3. Except and to the extent set forth herein, the parties reaffirm each and every provision of the Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this amendment of the Agreement effective as of the date set forth above.



Therapeutic Antibodies Inc                F. H. Faulding & Co. Limited


By:    /s/ Martin S. Brown                By:    /s/ [Illegible]
   --------------------------                -------------------------

Title:    Chairman                        Name:      [Illegible]
      -----------------------                  -----------------------

Date:  March 15, 1996                     Title:     [Illegible]
     ------------------------                   ----------------------


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*      The Registrant has requested confidential treatment from the Securities and Exchange Commission for the marked portions of this Exhibit 4.4.


                                        2
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                                  SCHEDULE 1.1

                                  THE PRODUCTS


            a.    Digitalis Overdose Antidote ("DigiTab")

            b.    Tricyclic Anti-depressant Antidote ("TriTAb")

            c.    Sri Lankan Anti-venin ("PulchellaTAb")
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                                    EXHIBIT A


***************************

Dr. **********************************, Northern Territory

Dr. **********************************, Western Australia

Dr. *************************************************, New South Wales

Dr. **************************************, Parkville, Victoria

Professor *************************************, Brisbane, Queensland

Dr. *********************************, Camperdown, New South Wales

Dr. *****************************************, Adelaide, South Australia


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*      The Registrant has requested confidential treatment from the Securities and Exchange Commission for the marked portions of this Exhibit 4.4.